MEDICAL MANAGER CORPORATION

                    Common Stock Issuable upon Conversion of
                 5% Convertible Subordinated Debentures Due 2007

                     FORM OF STANDBY UNDERWRITING AGREEMENT

                                                                January 28, 2000

Warburg Dillon Read LLC
299 Park Avenue
New York, NY 10171

Ladies and Gentlemen:

     Medical Manager Corporation, a Delaware corporation (the "Company"), proposes to call for redemption (the "Redemption") on February 15, 2000 (the "Redemption Date") all of its outstanding 5% Convertible Subordinated Debentures Due February 15, 2007 (the "Debentures") at a redemption price of $1,028.57 for each $1,000 principal amount thereof, plus accrued interest thereon from August 15, 1999 to the Redemption Date (the "Redemption Price"). The Debentures are convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The right to convert the Debentures into Common Stock will terminate at 5:00 p.m., New York City time, on February 14, 2000 (the "Conversion Expiration Date"). The Company desires to make arrangements with you (the "Purchaser") pursuant to which the Purchaser will, if the Company proceeds with the Redemption, purchase a number of shares of the authorized but unissued shares of Common Stock equal to the number of shares of Common Stock that would have been delivered upon conversion (the "Purchased Shares") of those Debentures that are either (i) duly surrendered for redemption or (ii) not duly surrendered for conversion or redemption prior to 5:00 p.m., New York City time, on the Conversion Expiration Date (collectively, the "Subject Debentures"), at a purchase price equal to $63.213 per share (the "Purchase Price").

     Notwithstanding any provision in this Agreement to the contrary, if the closing price of the Common Stock on the Nasdaq Stock Market on the Conversion Expiration Date is at least $66.37, then the Company shall redeem for cash unconverted Debentures representing up to 2% of the principal amount of Debentures outstanding at the Execution Time, and release the Purchaser from the obligation to acquire the number of Purchased Shares underlying such Debentures.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Purchaser as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has prepared and will file with the Securities and Exchange Commission (the "Commission") a registration statement on such Form for the registration under the Act of the offering and sale of the Common Stock issuable by the Company in accordance with this Agreement. The Company will file with the Commission a final prospectus with regard to the transactions contemplated by this Agreement in accordance with Rules 415 and 424(b)(2) or (5). As filed, such final prospectus shall contain all Rule 430A Information, together with all other such required information, with respect to the Shares and the offering thereof and, except to the extent the Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised you, prior to the Execution Time, will be included or made therein.

     (b) On the Effective Date, the Registration Statement will, and when the Prospectus is first filed in accordance with Rule 424(b)(2) or (5), as the case may be, and on the Closing Date (as hereinafter defined), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date, the Prospectus will not, and on the date of any filing pursuant to Rule 424(b)(2) or (5), as the case may be, and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

     (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Prospectus" shall mean the prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time, and, unless the context otherwise requires, shall also include any supplements or amendments thereto. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. "Rule 415," "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Shares and the offering thereof which would have been permitted to be omitted from the Registration Statement if it had become effective pursuant to Rule 430A. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date or the issue date of the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus, as the case may be, that is incorporated therein by reference.


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


     (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (e) Each Significant Subsidiary (as defined below) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as disclosed in the Prospectus are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. "Significant Subsidiaries" shall mean Medical Manager Health Systems, Inc., CareInsite, Inc., Porex Technologies Corporation, Point Plastics, Inc. and The Kipp Group.

     (f) This Agreement has been duly authorized, executed and delivered by the Company.

     (g) The Company has an authorized equity capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus or incorporated by reference therein; all of the shares of Common Stock to be issued by the Company pursuant to this Agreement have been duly authorized and, where applicable, reserved for issuance upon conversion of the Debentures and, when issued and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Debentures or the Common Stock.

     (h) At the close of business on January 30, 2000, $159,388,000 aggregate principal amount of the Debentures remained outstanding; the Debentures are convertible in accordance with the terms of the Indenture between the Company and United States Trust Company of New York, as trustee (the "Trustee"), dated as of February 15, 1997, until 5:00 p.m., New York City time, on the Conversion Expiration Date, into Common Stock at a conversion price of $60.00 of principal amount of Debentures per share of Common Stock; and from and after the date hereof until the close of business on the Redemption Date, the Company will take no action which would result in any change in the conversion price.

     (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, including, without limitation, the call of the Debentures for redemption, the redemption of the Debentures, and the issue and sale of the


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


shares of Common Stock by the Company as contemplated by this Agreement, will not contravene any provision of the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, except such as would not, or could not be reasonably expected to, either singly or in the aggregate, have a material adverse effect upon the Company and its subsidiaries, taken as a whole, or, to the knowledge of the Company, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary. The Company has full power and authority to authorize, issue and sell the shares of Common Stock as contemplated by this Agreement; and all taxes, if any, required to be paid by the Company with respect to the redemption of the Debentures and the issuance of shares of Common Stock upon conversion of the Debentures or otherwise pursuant to this Agreement, have been or will be paid by the Company.

     (j) There are no material legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any material contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

     (k) No holder of outstanding shares of Common Stock has any rights to the registration of shares of Common Stock or other securities of the Company which would or could require such securities to be included in the Registration Statement, except for such registration rights as have been waived in a manner reasonably satisfactory to the Purchaser and its counsel.

     (l) The Company has neither paid nor given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting the conversion of any Debentures into Common Stock, except as may be contemplated by this Agreement.

     (m) The Company has instructed, or will promptly instruct, the Trustee to cooperate with you in order to facilitate the conversion of Debentures acquired by you until 5:00 p.m., New York City time, on the Conversion Expiration Date.

     (n) The Shares have been, subject to notice of issuance, or will be listed (prior to the Closing Date) on the Nasdaq National Market.

     (o) Except for this Agreement, the Company has not entered into, and will not enter into, any standby, underwriting or similar agreement with any person relating to the Redemption.


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


     2. Purchase and Sale. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees, if the Company proceeds with the Redemption, to issue and sell to you, and you agree to purchase from the Company, all of the Purchased Shares at the Purchase Price.

     3. Delivery and Payment. Promptly after the close of business on the Conversion Expiration Date, the Company shall notify the Purchaser in writing after conferring with the Trustee of the principal amount of Debentures that have been converted.

     The closing (the "Closing") of the purchase and sale of the Purchased Shares shall occur at 10:00 A.M. (New York City time) on February 15, 2000, or at such other time not later than seven full business days thereafter as the Purchaser and the Company determine (the "Closing Date"), at the offices of Dewey Ballantine LLP, New York, New York. Payment for the Purchased Shares shall be by wire transfer in immediately available funds. The Company will deliver to you certificates evidencing the Purchased Shares (in definitive form and registered in such names and in such denominations as you shall request by written notice to the Company). A "business day" shall be a day on which the Commission's office in Washington, D.C., and banks and securities exchanges in New York, New York, are open for business. Delivery of the certificates evidencing the Purchased Shares is to be made at your office at 299 Park Avenue, New York, New York 10171, or as you may otherwise designate in writing.

     For purposes of expediting the checking and packaging of any certificates to be delivered at the Closing, the Company shall make certificates available for inspection at the office of the Purchaser, 299 Park Avenue, New York, New York 10171, at least 24 hours prior to the Closing.

     If the Company proceeds with the Redemption, as compensation to you for your commitment hereunder the Company will pay to you, by wire transfer in immediately available funds, (a) $2,000,000 as a standby fee (the "Standby Fee") and (b) at the Closing an additional amount per Share purchased (the "Take-up Amount") equal to 3.5% of the Purchase Price. The Standby Fee shall be paid on the Redemption Date at the Closing.

     4. Agreements. The Company agrees with the Purchaser that:

     (a) Prior to the payment for the Purchased Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and, except as set forth in subparagraph (b) hereof, will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Purchaser of such timely filing. The Company will promptly advise the Purchaser (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to payment for the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the



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


effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use all commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of subparagraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

     (c) As soon as practicable, the Company will make generally available to its security holders and to the Purchaser an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (d) The Company will furnish to the Purchaser and counsel for the Purchaser, without charge, signed copies of the Registration Statement (including exhibits thereto), as well as such number of conformed copies of the Registration Statement, excluding exhibits thereto, as the Purchaser may reasonably request and, so long as delivery of a prospectus by the Purchaser or a dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to transactions contemplated by this Agreement.

     (e) The Company, at its expense, will arrange for the qualification of the Common Stock for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the distribution of the Common Stock, provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation, file a general consent to service of process in any state other than in Florida, or subject itself to taxation in any jurisdiction. The Company will pay the fees and expenses of counsel to the Purchaser in connection with such qualifications. The Company will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the transactions contemplated by this Agreement, if applicable.

     (f) If the Purchaser actually purchases any Purchased Shares under the terms of this Agreement, the Company will not, for a period of 90 days following the Execution Time, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), directly or indirectly, offer to sell, sell, grant any option (exercisable before 90 days after the Execution
Time) for the sale of or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for any shares of Common Stock, or any right or option to acquire any such shares or securities, provided, however, that the Company may issue


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


and sell Common Stock and other securities convertible into or exchangeable for Common Stock (i) pursuant to any director or employee benefit plan, stock option plan or dividend reinvestment plan, (ii) pursuant to any outstanding options or warrants or other convertible securities, and (iii) as a consideration in an acquisition of the stock or assets of another entity (including an acquisition or licensing of intellectual property or other intangible rights). Sales by the Company to the Purchaser are exempt from the foregoing restriction.

     (g) To promptly mail or cause to be mailed or otherwise delivered to holders of Debentures a notice of redemption (the "Notice of Redemption") of all the Debentures on the Redemption Date in accordance with the terms of the Indenture, the time of the first such mailing being called herein the "Time of Mailing"; and the Company will cause notice of redemption to be given by press release at such times as you and the Company may mutually agree.

     (h) To advise you daily or direct the Trustee to advise you daily of the respective principal amount of Debentures surrendered for conversion into Common Stock and surrendered for redemption on the preceding day.

     (i) To supplement the Prospectus, or file a post-effective amendment to the Registration Statement, after the Redemption Date to set forth the results of the call for redemption and other information that may be required to comply with the rules of the Commission, if applicable.

     (j) To not engage in any additional financings prior to the close of business on the Redemption Date.

     (k) If the Purchaser actually purchases any Purchased Shares under the terms of this Agreement, then for a period of 90 days after the Closing Date, to not directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock or otherwise reduce the number of issued and outstanding shares of Common Stock from the number of shares of Common Stock issued and outstanding on the Closing Date, after giving effect to the purchase of Shares by the Purchaser pursuant hereto.

     5. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase the Purchased Shares shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy in all material respects of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

     (a) The Company shall have furnished to the Purchaser the opinion of Shearman & Sterling, special counsel for the Company, dated the Closing Date, in form and substance substantially in the form of Exhibit A hereto.

     (b) The Purchased Shares shall be duly listed on the Nasdaq National Market prior to the Closing Date.

     (c) The Purchaser shall have received from Dewey Ballantine LLP, counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to (i) the due


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incorporation of the Company, (ii) the due authorization, valid issuance and fully paid and nonassessable status of the Shares, (iii) the Registration Statement, (iv) the Prospectus (together with any supplement thereto) and (v) such other related matters as the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (d) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chairman of the Board or a Co-Chief Executive Officer, or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

         (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

         (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, are threatened; and

         (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

     (e) At the Closing Date, Arthur Anderson LLP and PricewaterhouseCoopers LLP shall have furnished to the Purchaser a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

     (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus.

     (g) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.



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     (h) Prior to the opening of trading on the Nasdaq Stock Market on January
31, 2000, the Company shall have filed the Registration Statement with the Commission and issued its earnings announcement for the quarter ended December 31, 1999; shortly thereafter the Company shall have issued its press release announcing its intention to call the Debentures for redemption, the Commission shall have declared the Registration Statement effective and the Company shall have irrevocably called the Debentures for redemption.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and counsel for the Purchaser, this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 5 shall be delivered at the office of counsel for the Company on the Closing Date.

     6. Additional Purchases. Until 5:00 p.m., New York City time, on the Conversion Expiration Date, you may (but shall be under no obligation to) purchase Debentures in such amounts and at such prices as you may deem advisable. The Common Stock acquired by you on conversion of the Debentures purchased by you pursuant to this Section may be sold at any time or from time to time by you. It is also understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, you may make purchases and sales of Common Stock, Debentures or options therefor, in the open market or otherwise, for long or short account, on such terms as you deem advisable, and may over-allot in arranging sales, all subject to applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder.

     7. Reimbursement of Expenses. The Company will reimburse the Purchaser severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Purchased Shares. The Purchaser shall provide the Company with invoices or other reasonable evidence of such expenses at or prior to the time of reimbursement.

     8. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless the Purchaser, the directors, officers, employees and agents of the Purchaser and each person who controls the Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or


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other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser through the Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) The Purchaser severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to written information relating to the Purchaser furnished to the Company by or on behalf of the Purchaser through the Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Standby Arrangements" in the Prospectus constitute the only information furnished in writing by or on behalf of the Purchaser for inclusion in the Prospectus, and you, as the Purchaser, confirm that such statements are correct.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ not more than one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Purchaser from the offering of the Shares); provided, however, that in no case shall the Purchaser be responsible for any amount in excess of the aggregate Take-up Amount applicable to the Purchased Shares purchased by the Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchaser in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Purchaser shall be deemed to be equal to the total Take-up Amount relating to the Purchased Shares purchased by the Purchaser hereunder, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchaser. The Company and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Purchaser shall have the same rights to contribution as the Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and provisions of this paragraph (d).

     9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of and payment for the Purchased Shares, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or any other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus.

     10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered or telecopied and confirmed to the Purchaser at Warburg Dillon Read LLC, 299 Park Avenue, New York, New York 10171, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 669 River Drive, River Drive Center II, Elmwood Park, New Jersey 07407, Attn:
Executive Vice President - Finance and Administration.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Purchased Shares from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     13. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     14. Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Purchaser.

                                      Very truly yours,

                                      MEDICAL MANAGER CORPORATION

                                      By:
                                         ---------------------------------------
                                           Name:
                                           Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WARBURG DILLON READ LLC

By: _______________________________
     Kevin Cameron
     Managing Director

By: _______________________________
     David Stowell
     Managing Director

                                                                       EXHIBIT A

                                February 15, 2000

Warburg Dillon Reed LLC
299 Park Avenue
New York, New York 10171

                             Call for Redemption of
                 5% Convertible Subordinated Debentures Due 2007
                         of Medical Manager Corporation
                 -----------------------------------------------

Ladies and Gentlemen:

          We are acting as counsel to Medical Manager Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the "Commission") on January 31, 2000 (the registration statement at the time when it became effective, including the exhibits and schedules thereto and the documents incorporated by reference therein, being hereinafter referred to as the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,656,466 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with an underwritten call for redemption of the Company's 5% Convertible Subordinated Debentures Due 2007 (the "Debentures"). The shares may be either issued to you upon conversion of the Debentures purchased by you on or prior to the Conversion Expiration Date in accordance with the terms of the indenture dated as of February 15, 1997 (the "Indenture") between the Company and United States Trust Company of New York, as Trustee, or purchased by you in your role as standby purchaser pursuant to the Standby Agreement dated as of January 28, 2000 between you and the Company (the "Standby Agreement").

          This opinion is being delivered pursuant to Section 5(a) of the Standby Agreement. Capitalized terms used herein without definition shall have the meanings assigned to them in the Standby Agreement.

          In this capacity, we have examined a signed copy of the Registration Statement and copies of the related prospectuses (the final prospectus, dated January 31, 2000, in the form first filed by the Company with the Commission pursuant to Rule 424(b) under the Securities

Act, including the documents incorporated by reference therein, being hereinafter referred to as the "Prospectus"). The documents incorporated by reference in the Registration Statement and the Prospectus were prepared and filed with the Commission without our participation.

          A member of the Staff of the Commission advised us orally that the Registration Statement became effective under the Securities Act at [9:30 a.m.], New York City time, on January 31, 2000. On January 31, 2000, a member of the Staff of the Commission advised us orally that there was no stop order suspending the effectiveness of the Registration Statement. To our knowledge, since that date no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings thereof initiated or threatened by the Commission.

          We have also examined the Standby Agreement and the originals, or copies, identified to our satisfaction, of such corporate records of the Company and its subsidiaries, certificates of public officials, officers of the Company and its subsidiaries and other persons, and such other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. In rendering the opinions expressed below, we have relied as to certain factual matters, to the extent we deem proper, upon the representations and warranties of the Company and statements contained in or made pursuant to the Standby Agreement, certificates of officers of the Company and certificates of public officials.

          We have not conducted any independent review of the stock transfer ledger of the Company or its subsidiaries. In addition, for purposes of the opinion set forth in paragraph (iv), we have, with your approval, not conducted searches of lien, judgment or litigation records maintained by local, state or federal government agencies.

          Our opinions set forth below are limited to the law of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinions herein concerning any other laws. In addition, with your approval, we express no opinion with respect to any laws, rules or regulations (whether at a federal, state or local level) pertaining to (i) the sale and distribution of medical devices, including, but not limited to, the Medical Device Amendments of 1976 to the federal Food, Drug and Cosmetic Act and regulations promulgated by the Food and Drug Administration or pertaining to the health care industry generally or
(ii) United States Telecommunications law. Accordingly, matters involving such laws, rules or regulations are excluded from this opinion.

          Based on the foregoing, we are of the opinion that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

                  (ii) Each of Medical Manager Health Systems, Inc., CareInsite, Inc., Porex, and Point Plastics, Inc. are corporations duly incorporated and validly existing in good standing under the laws of the State of Delaware.

                  (iii) The shares of Common Stock issuable upon the conversion of the Debentures have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued as provided in the Indenture, will be duly and validly issued and fully paid and nonassessable, and shareholders of the Company will have no preemptive rights with respect to the issuance thereof upon conversion. The shares of Common Stock to be sold by the Company pursuant to the provisions of the Standby Agreement have been duly and validly authorized by all necessary corporate action, and such shares, when issued and sold as contemplated by the Standby Agreement, will be duly and validly issued and fully paid and nonassessable, and shareholders of the Company will have no preemptive rights with respect to the issuance thereof.

                  (iv) All of the outstanding shares of capital stock of Medical Manager Health Systems, Inc., CareInsite, Inc., Porex, and Point Plastics, Inc. have been duly authorized and validly issued and are fully paid and nonassessable; except as otherwise disclosed in the Prospectus, all of such shares are, to our knowledge, owned by the Company directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                  (v) The Common Stock conforms in all material respects as to legal matters to the description thereof in the Prospectus under the heading "Description of Capital Stock."

                  (vi) The Standby Agreement has been duly authorized, executed and delivered by the Company.

                  (vii) The execution and delivery by the Company of the Standby Agreement, the consummation by the Company of the transactions contemplated in the Standby Agreement, and compliance by the Company with the terms thereof will not result in any violation of the Certificates of Incorporation or By-laws of the Company, Medical Manager Health Systems, Inc., CareInsite, Inc., Porex or Point Plastics, Inc., and will not conflict with, or constitute default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Medical Manager Health Systems, Inc., CareInsite, Inc., Porex or Point Plastics, Inc. pursuant to (A) any of the agreements set forth on Schedule 1 to the Officer's Certificate attached hereto as Annex A (except for such conflicts, defaults or liens, charges or encumbrances that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (subject to the provisions of the fourth paragraph on page 2 of this opinion letter), other than the securities or blue sky laws of the various states, as to which, in each case, we express no opinion or (C) any judgment, order or decree known to us of any U.S. or New York State government or governmental instrumentality or court having jurisdiction over the Company, Medical Manager Health Systems, Inc., CareInsite, Inc., Porex or Point Plastics, Inc. or any of their respective properties (except for such conflicts, defaults or liens, charges or encumbrances that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, considered as one enterprise).

                  (viii) To our knowledge, no authorization, approval, consent or license of any government, governmental instrumentality or court is necessary for the redemption of the Debentures or conversion of the Debentures into Common Stock or for the valid authorization, issuance, sale and delivery by the Company of the Common Stock pursuant to the Standby Agreement, except such as may be required by the Securities Act and the securities or blue sky laws of the various states.

                  (ix) The statements made in the Prospectus under "Risk Factors --Our principal businesses are subject to litigation," to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

                  (x) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement pursuant to any of the agreements set forth in Schedule 1 to the officer's Certificate attached hereto as Annex B.

                  (xi) The redemption of all of the outstanding Debentures on the Redemption Date has been duly authorized and all action required by the terms of the Debentures or the Indenture to call the Debentures for redemption on the Redemption Date has been duly taken in accordance with the terms of the Indenture.

          This opinion is furnished to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.



                                                              Very truly yours,

                                                                         ANNEX A



                           MEDICAL MANAGER CORPORATION

                              Officer's Certificate
                              ---------------------

          I, James R. Love, Executive Vice President--Finance and Administration and Chief Financial Officer of Medical Manager Corporation, a Delaware corporation (the "Company"), do hereby certify that I am duly authorized to execute and deliver this Officer's Certificate on behalf of the Company, and I do further certify to Shearman & Sterling that:

          1. I am familiar with the transactions contemplated by the Standby Agreement, dated January 31, 2000, between the Company and Warburg Dillon Reed LLC (the "Standby Agreement") and understand that Shearman & Sterling will be relying on this certificate in rendering the opinion required by Section 5(a) of the Standby Agreement.

          2. Set forth on Schedule I hereto is a complete and accurate list of
(I) all contracts, indentures, mortgages, loan agreements, notes, leases or any other agreements or instruments that are material to the Company and its subsidiaries, considered as one enterprise and (ii) certain other agreements that are not material to the Company and its subsidiaries, considered as one enterprise.

          IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of February 15, 2000


                              --------------------------------------------------
                              Name:
                              Title:

                                   SCHEDULE I

                                [To be provided]

                                                                         ANNEX B

                           MEDICAL MANAGER CORPORATION

                              Officer's Certificate
                              ---------------------

          I, James R. Love, Executive Vice President--Finance and Administration and Chief Financial Officer of Medical Manager Corporation, a Delaware corporation (the "Company"), do hereby certify that I am duly authorized to execute and deliver this Officer's Certificate on behalf of the Company, and I do further certify to Shearman & Sterling that:

          1. I am familiar with the transactions contemplated by the Standby Agreement, dated January 31, 2000, between the Company and Warburg Dillon Reed LLC (the "Standby Agreement") and understand that Shearman & Sterling will be relying on this certificate in rendering the opinion required by Section 5(a) of the Standby Agreement.

          2. Set forth on Schedule I hereto is a complete and accurate list of all agreements or instruments pursuant to which any holders of securities of the Company have rights to the registration of securities of the Company and its subsidiaries.

          IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of February 15, 2000


                              --------------------------------------------------
                               Name:
                               Title:

                                   SCHEDULE I

                                [To be provided]

                                February 15, 2000

Warburg Dillon Reed LLC
299 Park Avenue
New York, New York  10171

                             Call for Redemption of
                 5% Convertible Subordinated Debentures Due 2007
                         of Medical Manager Corporation
                 -----------------------------------------------

Ladies and Gentlemen:

          We are acting as counsel to Medical Manager Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the "Commission") on January 31, 2000 (the registration statement at the time when it became effective, including the exhibits and schedules thereto and the documents incorporated by reference therein, being hereinafter referred to as the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,656,466 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with a partially underwritten call for redemption of the Company's 5% Convertible Subordinated Debentures Due 2007 (the "Debentures"). The shares may be either issued to you upon conversion of the Debentures purchased by you on or prior to the Conversion Expiration Date in accordance with the terms of the indenture dated as of February 15, 1997 (the "Indenture") between the Company and United States Trust Company of New York, as Trustee, or purchased by you in your role as standby purchasers pursuant to the Standby Agreement dated as of January 31, 2000 between you and the Company (the "Standby Agreement").

          In this capacity, we have examined a signed copy of the Registration Statement and copies of the related prospectuses (the final prospectus, dated January 31, 2000, in the form first filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter referred to as the "Prospectus"). The documents incorporated by reference in the Registration Statement and the Prospectus were prepared and filed with the Commission without our participation.

          We also reviewed and participated in discussions concerning the preparation of the Registration Statement and the Prospectus with certain officers or employees of the Company, with its counsel and its auditors, and with representatives of the standby purchasers pursuant to the Standby Agreement. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement and the Prospectus, except as set forth in paragraphs (v) and (ix) of our opinion addressed to you, dated the date hereof.

          Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, the documents incorporated by reference in the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, to which we express no view), at the time they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder.

          We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, (I) in our opinion, the Registration Statement and the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we express no view), excluding the documents incorporated by reference therein, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (ii) no facts came to our attention which gave us reason to believe that (a) the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) we do not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings of a character required to be described in the Prospectus that are not so described; and (iv) we do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement that is not so filed.

          This letter is being furnished to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                             Very truly yours,